UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 19, 2009

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the Board of Directors of TETRA Technologies, Inc. (the “Company”) approved a succession plan pursuant to which Stuart M. Brightman was appointed President and Chief Executive Officer immediately following the Company’s Annual Meeting of Stockholders on May 5, 2009. On May 19, 2009, the Management and Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the following changes in Mr. Brightman’s compensation arrangements effective as of May 9, 2009. Mr. Brightman’s annual base salary was increased from $410,000 to $500,000 and his maximum bonus target under the Company’s discretionary performance-based cash bonus program was increased from 75% to 100% of his annual base salary. The increased salary is subject to the Company’s current wage and salary reduction program (the “Salary Reduction Program”). Under the Salary Reduction Program, Mr. Brightman’s salary will be reduced by 20%, which is the reduction percentage that was applicable to the salary of the previous President and Chief Executive Officer. The following table reflects Mr. Brightman’s base salary and reduced base salary in his previous positions of Executive Vice President and Chief Operating Officer, and in his new positions of President and Chief Executive Officer:

Title	Base Salary	Reduced Base Salary	Reduction (%)
Executive Vice President and Chief Operating Officer	$410,000	$348,500	15%
President and Chief Executive Officer	$500,000	$400,000	20%

The Company previously adopted a claw-back program (the “Claw-back Program”) with regard to the Salary Reduction Program. Under the Claw-Back Program, employees of the Company as of December 31, 2009 may receive from the Company between 30% and 100% of the amount their wages and salaries were reduced under the Salary Reduction Program, depending on the level of the Company’s long-term debt as of December 31, 2009 and, in certain circumstances, the amount of the Company’s per share earnings in 2009. The total amount by which Mr. Brightman’s salary will be reduced during 2009 will be eligible for reimbursement under the Claw-back Program, whose interpretation and implementation are within the discretion of the Board of Directors. In addition, reinstatement of all wages and salaries under the Salary Reduction Program, including Mr. Brightman’s salary, is at the discretion of the Board of Directors.

Except for the foregoing, there were no other changes in Mr. Brightman’s compensation arrangements with the Company and he continues to be eligible to participate in programs and benefits available to the Company’s salaried employees. Mr. Brightman has previously entered into an employment agreement in a form substantially similar to the form of agreement executed by the Company’s employees. The agreement evidences Mr. Brightman’s at-will nature of employment and does not set forth or guarantee the term of employment, salary, or other incentives, all of which are entirely at the discretion of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:    /s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel and Corporate Secretary

Date: May 22, 2009

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